Exhibit 5.2

lawyers@saul.com
www.saul.com

November 26, 2014

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:          Select Income REIT

Registration Statement on Form S-3/ASR

Ladies and Gentlemen:

We have acted as Maryland counsel to Select Income REIT, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the automatic shelf registration of an indeterminate amount of common shares of beneficial interest of the Company, par value $0.01 per share (the “Common Shares”), preferred shares of beneficial interest of the Company (the “Preferred Shares”), depositary shares with respect to fractional interests in the Preferred Shares (the “Depositary Shares”), warrants to purchase Common Shares, Preferred Shares, Debt Securities, and/or Depository Shares (the “Warrants”), and debt securities (the “Debt Securities”) proposed to be offered by the Company from time to time from time to time under an indenture between the Company and a trustee (each as defined in the below referenced Registration Statement on Form S-3/ASR (the “Registration Statement”))(collectively referred to as the “Trust Securities”), proposed to be offered by the Company from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, all pursuant to the Registration Statement.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)            The Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”); and

(ii)           The prospectus contained in the Registration Statement (the “Prospectus”).

DELAWARE     MARYLAND     MASSACHUSETTS     NEW JERSEY     NEW YORK     PENNSYLVANIA     WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii)          a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated November 21, 2014;

(iv)          a certified copy of the Articles of Amendment and Restatement of the Declaration of Trust of the Company dated March 9, 2012, (the “Original Declaration of Trust”);

(v)           certified copies of the Articles of Amendment of the Company dated June 27, 2013 and the Articles of Amendment of the Company dated August 30, 2014 (collectively, together with the Original Declaration of Trust, the “Declaration of Trust”);

(vi)          a certified copy of the Amended and Restated Bylaws of the Company dated March 26, 2014 (the “Bylaws”);

(vii)         resolutions adopted by unanimous written consent of the Board of Trustees of the Company on November 25, 2014;

(viii)        a certificate of the Assistant Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws, the resolutions of the Company’s Board of Trustees approving the Registration Statement, and other matters that we have deemed necessary and appropriate; and

(ix)          such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)           that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b)           the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)           the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)           that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)           that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f)            that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Trust Securities, including, without limitation, any Trust Securities that may be issued upon conversion or exchange of any of the Trust Securities;

(g)           that at the time of delivery of any Trust Securities to be delivered after the date hereof, all contemplated additional actions shall have been taken, and the authorization of the issuance of the Trust Securities by the Board of Trustees of the Company will not have been modified or rescinded;

(h)           that none of the terms of any of the Trust Securities to be established subsequent to the date of this opinion, nor the issuance, execution and delivery of the Trust Securities, nor the compliance by the Company with the terms of the Trust Securities, will violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)            that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of Trust Securities of the Company as contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus is not less than the par value per share; and

(j)            the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any preferred shares or common shares of the Company, whether to effect an issuance of Common Shares, Preferred Shares, Depositary Shares, Warrants, or other Trust Securities or Debt Securities exchangeable or convertible into common shares or preferred shares of the Company, including any issuance of Trust Securities pursuant to anti-dilution adjustments of outstanding securities of the Company, and any other contemporaneously issued or reserved common shares or preferred shares of the Company, together with the number of common shares and preferred shares of the Company previously issued and outstanding and the number of common shares and preferred shares of the Company previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of then-authorized common shares and preferred shares of the Company or of then-authorized shares within the applicable class or series of shares of the Company’s common shares and preferred shares.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Assistant Secretary of the Company, and have assumed that the Assistant Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.             The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.             When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of the Common Shares, including without limitation any issuance of Common Shares effected pursuant to anti-dilution adjustments of outstanding securities of the Company and (b) those Common Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus and those resolutions, those Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.             When and if (a) the definitive terms of any particular series of Preferred Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of Preferred Shares, including without limitation any issuance of Preferred Shares effected pursuant to anti-dilution adjustments of outstanding securities of the Company, (b) articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of the Preferred Shares have been authorized and filed with the SDAT or those Preferred Shares are otherwise authorized by the Declaration of Trust and (c) those Preferred Shares have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus, those resolutions, and in accordance with the terms of the particular series as established by the Company’s Board of Trustees and the articles supplementary, those Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable, and, if applicable, any Common Shares issued upon conversion of any Preferred Shares, if issued in accordance with their terms, shall be duly authorized, validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)            We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii)           We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)          We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration

Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SAUL EWING LLP